EXHIBIT 4.14

AMENDMENT No. 1 TO
AMENDED AND RESTATED SERIES 2012-1 SUPPLEMENT

THIS AMENDMENT NO. 1, dated as of December 21, 2016 (the “Amendment”), is made to amend the Amended and Restated Series 2012-1 Supplement, dated as of September 15, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Series 2012-1 Supplement”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company organized under the laws of the Bermuda, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Series 2012-1 Supplement;

WHEREAS, the Issuer desires to amend the Series 2012-1 Supplement in order to modify certain of the terms and conditions set forth therein and the Indenture Trustee, at the direction of Series 2012-1 Noteholders representing in aggregate the Control Party for Series 2012-1, has been directed to execute and deliver this Amendment;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2012-1 Supplement.

Section 2.Amendment to the Series 2012-1 Supplement.  Pursuant to the terms of Section 705 of the Series 2012-1 Supplement, the Series 2012-1 Supplement is amended as follows:

2.1In Section 101 of the Series 2012-1 Supplement, the brackets are deleted around the phrase “determined by the [Administrative Agent]" in the definition of “Defaulting Noteholder”.

2.2The following sentence is added to the end of the definition of "Conversion Event" in Section 101 of the Series 2012-1 Supplement:

“If the Conversion Event occurs as the result of the occurrence of an Early Amortization Event, then any subsequent cure of such Early Amortization Event will not restore the ability of the Issuer to request Series 2012-1 Advances from a Series 2012-1 Noteholder without the consent of such Series 2012-1 Noteholder.”

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2.3The following definition of “Deferral Period” is added to Section 101 of the Series 2012-1 Supplement in the appropriate alphabetical order:

“Deferral Period” means the period commencing on December 20, 2016 and ending on February 28, 2017.”

2.4The following provision is added as a new Section 203(d) of the Series 2012-1 Supplement:

“(d) If for any reason the Issuer receives a Series 2012-1 Advance for which all of the conditions precedent set forth in Section 502 of this Supplement or any other Series 2012-1 Related Document have not been satisfied, the Issuer shall promptly (but in any event within two (2) Business Days after Issuer’s knowledge of such failure to comply) repay in full such Series 2012-1 Advance plus accrued interest on the amount repaid to the date of such repayment and all Breakage Costs resulting from such repayment.”

2.5The following sentence is added at the end of Section 204(b) of the Series 2012-1 Supplement:

“Notwithstanding anything to the contrary herein or in any other Series 2012-1 Related Document, the Issuer agrees that it does not have the right to submit, and the Issuer shall not submit, a Funding Notice during the Deferral Period.”

2.6The following sentence is added at the end of Section 204(e) of the Series 2012-1 Supplement:

“The Issuer further agrees that the Unused Fee shall continue to accrue during the Deferral Period.”

2.7The following provision is added as new Section 502(f) of the Series 2012-1 Supplement:

(f) Lien Release Documents.  The Issuer shall deliver to the Administrative Agent and each Deal Agent, a copy of all lien release documents specified in the Container Sale Agreement or Container Transfer Agreement, as the case may be, and any other document requested by the Administrative Agent or any Deal Agent evidencing the release of all Liens in all Containers and related assets that will be acquired by the Issuer on such Funding Date.

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Section 3.Representations and Warranties (a). (a)  The Issuer hereby confirms that each of the representations and warranties set forth in the Series 2012-1 Supplement made by the Issuer are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

(b)The Issuer hereby confirms that (i) each of the conditions precedent to the amendment to the Series 2012-1 Supplement have been, or contemporaneously with the execution of this Amendment will be, satisfied, (ii) the Series 2012-1 Supplement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and (iii) the security interest and liens created by the Indenture and the Series 2012-1 Supplement are hereby ratified and affirmed by the Issuer and remain in full force and effect.

Section 4.Management Agreement Amendment.  By their signatures to this Amendment, the Series 2012-1 Noteholders representing in aggregate the Requisite Global Majority hereby also direct the Indenture Trustee to enter into Amendment Number 1 to the Management Agreement, a copy of which is attached hereto as Exhibit A.

Section 5.Effectiveness of Amendment.

(a)The Amendment shall become effective on the date on which all of the following events or conditions shall have occurred or been satisfied:

(i)this Amendment has been executed and delivered by the Issuer and the Indenture Trustee and approved by Series 2012-1 Noteholders representing in aggregate the Control Party for Series 2012-1;

(ii)the Indenture Trustee shall have received (1) pursuant to Section 1301 of the Indenture, an Officer’s Certificate in form and substance satisfactory to the Indenture Trustee, and (2) pursuant to Section 1003 of the Indenture, an Opinion of Counsel addressed to the Indenture Trustee and otherwise in form and substance satisfactory of the Indenture Trustee;

(iii)the Control Party for Series 2012-1 shall have directed the Indenture Trustee to enter into this Amendment;

(iv)Amendment Number 1 to the Indenture shall be in full force and effect and all conditions precedent therein have been satisfied;

(v)Amendment Number 1 to the Series 2012-1 Note Purchase Agreement shall be in full force and effect and all conditions precedent therein have been satisfied; and

(vi)Amendment Number 1 to the Management Agreement shall be in full force and effect and all conditions precedent therein have been satisfied.

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(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Series 2012-1 Supplement and (ii) each reference in the Series 2012-1 Supplement to “this Series 2012-1 Supplement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby.

(d)Except as expressly amended or modified hereby, the Series 2012-1 Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Section 6.Execution in Counterparts, Effectiveness.  This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 7.Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER PRINCIPLES OF CONFLICT OF LAW AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT.  THIS AMENDMENT HAS BEEN DELIVERED IN THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AMENDMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL CORPORATE RESEARCH LTD., HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016 ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS, AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THE SERIES 2012-1 SUPPLEMENT, AS AMENDED BY THIS AMENDMENT, SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL

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IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE AND THE ADMINISTRATIVE AGENT EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THE INDENTURE, AS AMENDED BY THIS AMENDMENT, OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 8.PATRIOT ACT. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

By:	/s/ Michael Harvey
Name:	Michael Harvey
Title:	Executive Vice President

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Vice President

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Amendment No. 1 to the Amended

and Restated Series 2012-1 Supplement

is hereby approved by each of the

following Series 2012-1 Noteholders

and each such Series 2012-1 Noteholder

hereby directs the Indenture Trustee

to execute this Amendment No. 1

Series 2012-1 Noteholder:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Emily Alt
	Name:	Emily Alt
	Title:	Director

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	BANK OF AMERICA, N.A.

	By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	ROYAL BANK OF CANADA

	By:	/s/ Austin J. Meler
	Name:	Austin J. Meler
	Title:	Authorized Signatory

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	ING BELGIUM SA/NV

	By:	/s/ Filip Masschelein
	Name:	Filip Masschelein
Title:

	By:	/s/ Isabel Frits
	Name:	Isabel Frits
	Title:	Director

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Patrick J. Hart
	Name:	Patrick J. Hart
	Title:	Authorized Signatory

	By:	/s/ Erin McCutcheon
	Name:	Erin McCutcheon
	Title:	Authorized Signatory

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	KEYBANK, NATIONAL ASSOCIATION

	By:	/s/ Richard Andersen
	Name:	Richard Andersen
	Title:	Designated Signer

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	SANTANDER BANK, N.A.

	By:	/s/ Paul Lammey
	Name:	Paul Lammey
	Title:	Managing Director

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	ABN AMRO CAPITAL USA LLC

	By:	/s/ Ross Briggs
	Name:	Ross Briggs
	Title:	Vice President

	By:	/s/ R. Bisscheroux
	Name:	R. Bisscheroux
	Title:	Director

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement

Series 2012-1 Noteholder:	SUNTRUST BANK

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	First Vice President

Amendment No. 1 to

TMCL II A&R Series 2012-1 Supplement